EXHIBIT 10.1

Execution Version

FIFTH AMENDMENT TO MULTICURRENCY REVOLVING CREDIT AGREEMENT

This FIFTH AMENDMENT TO MULTICURRENCY REVOLVING CREDIT AGREEMENT (this “Fifth Amendment”) is made and entered into as of the 19th day of September, 2014, by and among LOJACK CORPORATION (“LoJack”), the Subsidiaries listed on Schedule 1 to the Credit Agreement defined below (collectively with LoJack, and together with the other Persons that from time to time become Borrowers pursuant to the provisions of the Credit Agreement, the “Borrowers”), the Guarantors listed on Schedule 1 to the Credit Agreement (collectively with the other Persons that from time to time become Guarantors pursuant to the provisions of the Credit Agreement, the “Guarantors”), the Lenders listed on Schedule 2 to the Credit Agreement (collectively, the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION (formally known as RBS Citizens, National Association), as Administrative Agent for itself and each of the other Lenders from time to time party to the Credit Agreement (the “Administrative Agent”) and Lead Arranger, and TD BANK, N.A., as Issuing Bank. Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are party to that certain Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as the same may be amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms set forth therein;

WHEREAS, the Borrowers and the Guarantors have requested certain amendments to the Credit Agreement, including, but not limited to, the extension of the Maturity Date until July 31, 2017; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to make such amendments to the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. DEFINITIONS.

Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Fifth Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

II. AMENDMENTS TO CREDIT AGREEMENT:

(1) Amendments to Section 1.1 (Definitions) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

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(a) The definition of “Applicable Margin” is hereby amended by deleting the table that follows the first paragraph in such definition, and inserting the following in place thereof:

Level	Consolidated Funded Debt to Consolidated EBITDA Ratio	Applicable Margin For Eurodollar Rate Loans and Standby Letters of Credit	Applicable Margin For Base Rate Loans	Commitment Fee
I	> 1.75:1	2.750%	1.000%	0.400%
II	> 1.25:1 and < 1.75:1	2.500%	0.500%	0.300%
III	< 1.25:1	2.250%	0.000%	0.200%

(b) The definition of “Consolidated EBITDA” is hereby amended by deleting the provisions following clause (b) thereto, beginning with the words “all calculated” and ending with “Required Lenders”, replacing such provisions with the following:

“all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis; provided, however, that for purposes of calculating Consolidated EBITDA for the financial covenant set forth in §10.5 hereof, expenses incurred by the Borrowers and their Subsidiaries relating to the battery quality resolution (including the US “battery assurance notification program”) shall be recognized on a net cash flow basis (rather than an accrual basis).

For the purposes of determining Consolidated EBITDA for the relevant period, the following expenses and/or severance costs may be added to the Consolidated Net Income for such period to the extent otherwise deducted in calculating Consolidated Net Income: (i) an aggregate amount of $5,000,000 for costs incurred in connection with the Brazil Arbitration; (ii) an aggregate amount not to exceed $3,500,000 for costs incurred in 2014 and first quarter 2015 relating to headcount reductions in Canada and the United States and lease termination expenses in Canada; and (iii) an aggregate amount not to exceed $728,000 for expenses relating to the Brazilian ICMS tax dispute settlement.

For the purposes of calculating the financial covenants set forth in Article 10 hereof or otherwise, Consolidated EBITDA may be further adjusted from time to time with the consent of the Required Lenders.”

(c)    The definition of “Debt Service Coverage Ratio” is hereby amended by deleting it in its entirety, and replacing it with the following:

“Debt Service Coverage Ratio. Means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA minus Consolidated Capital Expenditures of such Person for such period (excluding Capital Expenditures made by the Borrowers and their Subsidiaries in an aggregate amount not to exceed $5,000,000 during the term of this Agreement relating to the Borrowers’ one-time investment in a new enterprise resource planning system), minus federal, state, provincial, local and foreign income taxes actually paid during such period, minus Distributions, to (b) the sum of (i) Consolidated Total Interest Expense of such Person plus (ii) the current portion of long-term Indebtedness; provided, however, that any permitted repurchases of Capital Stock made pursuant to Section 9.10 shall not be included in the calculations of this definition. The current portion of such Indebtedness will mean the principal required to be paid on such Indebtedness during the upcoming 12 month period, but excluding principal payments in respect of the Revolving Credit Loans and any L/C Obligations.”

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(d)    The definition of “Maturity Date” is hereby amended by deleting the reference therein to “July 31, 2015” and inserting the following in place thereof: “July 31,
2017.”

(e)    The following definition of “Fifth Amendment Date” is hereby inserted in the correct alphabetical position:

“Fifth Amendment Date. Means September 19, 2014.”

(2) Amendment to Section 9.10 (No Stock Repurchase) of the Credit Agreement. The proviso set forth in Section 9.10 of the Credit Agreement is hereby amended by deleting the reference therein to “Third Amendment Date” and inserting the following in place thereof: “Fifth Amendment Date”.

(3) Amendment to Section 10.4 (Capital Expenditures) of the Credit Agreement. Section 10.4 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Reserved.”

III.    CONDITIONS TO EFFECTIVENESS:

This Fifth Amendment shall become effective (the “Fifth Amendment Date”) upon (i) receipt by the Administrative Agent of this Fifth Amendment duly and properly authorized, executed and delivered by each of the respective parties, and (ii) receipt by the Administrative Agent of a Secretary’s Certificate certifying applicable resolutions and updated incumbency with specimen signatures for each officer who is authorized to sign Loan Documents and/or Loan Requests.

IV.    REPRESENTATIONS AND WARRANTIES:

Each of the Borrowers and the Guarantors represents and warrants to the Administrative
Agent and the Lenders as follows:

(1) The execution, delivery and performance of this Fifth Amendment and the transactions contemplated hereby (i) are within the corporate authority of each Borrower and Guarantor, (ii) have been duly authorized by all necessary corporate proceedings of each Borrower and Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower or any Guarantor, and (iv) do not conflict with any provision of the governing documents of any Borrower or Guarantor.

(2) The execution, delivery and performance of this Fifth Amendment (and the Credit Agreement as amended hereby) will result in valid and legally binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(3) The execution, delivery and performance by the Borrowers and the Guarantors of this Fifth Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

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(4) The representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) as of the Fifth Amendment Date as though made on and as of the Fifth Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(5) After giving effect to this Fifth Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

V.    MISCELLANEOUS:

(1) Effect of Amendment; Ratification, Etc. Except as expressly amended hereby or pursuant to the precedent sentence, the Credit Agreement and the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Fifth Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Fifth Amendment.

(2) Guarantor Consent. Each of the undersigned Guarantors has guaranteed all of the Obligations under (and as defined in) the Credit Agreement. By executing this Fifth Amendment, each of the undersigned Guarantors hereby absolutely and unconditionally reaffirms to the Lenders that such Guarantor’s Guaranty remains in full force and effect and covers all Obligations under the Credit Agreement. In addition, each of the Guarantors hereby acknowledges and agrees to the terms and conditions of this Fifth Amendment (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable herein).
(3) Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(4) Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. This Fifth Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth
Amendment to Credit Agreement as of the date first set forth above.

BORROWERS:

LOJACK CORPORATION:

/s/ Casey Delaney
Name: Casey Delaney
Title: Vice President, Acting CFO & Treasurer

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LOJACK GLOBAL LLC:

/s/ Casey Delaney
Name: Casey Delaney
Title: Vice President, Acting CFO & Treasurer

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LOJACK SAFETYNET, INC.:

/s/ Casey Delaney
Name: Casey Delaney
Title: Vice President, Acting CFO & Treasurer

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LENDERS

CITIZENS BANK, NATIONAL ASSOCIATION (formerly known as RBS Citizens, National Association), as Lender and Administrative Agent

/s/ Robert Anastasio
Name: Robert Anastasio
Title: Senior Vice President

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TD BANK, N.A.,
as Lender and Issuing Bank

/s/ William F. Granchelli
Name: William F. Granchelli
Title: Senior Vice President